EXHIBIT 10.8 — SWAP TRANSACTION CONFIRMATION RELATING TO THE CLASS A-4b NOTES

Date:	January 22, 2008

To:	CarMax Auto Owner Trust 2008-1 (“Party B”) c/o The Bank of New York 101 Barclay Street, 8W New York, New York 10286

Attention:	Corporate Trust Division, Asset Back Securities Group

From:	Bank of America, N.A. (“Party A”) 233 South Wacker Drive – Suite 2800 Chicago, Illinois 60606

Department:	Swaps Operations

Telephone:	(+1) 312 234 2732

Fax:	(+1) 866 255 1444

Transaction Reference Number: 50093051

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date referred to below. This letter constitutes a “Confirmation” as referred to in the Master Agreement specified below. This letter supersedes all previous confirmations and amendments with respect to the above referenced transaction.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swap and Derivatives Association, Inc., as such definitions are modified and amended by the Schedule to the Master Agreement) (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA 1992 Master Agreement dated as of January 22, 2008, as amended or supplemented from time to time (the “Master Agreement”) between you and us. All provisions contained in the Master Agreement shall govern this Confirmation except as expressly modified below.

The capitalized terms used herein and not otherwise defined herein, in the Master Agreement or in the Definitions shall have the meanings assigned to them in the Indenture dated as of January 1, 2008 (the “Indenture”) between Party B and Wells Fargo Bank, National Association, as Indenture Trustee. In the event of any inconsistency between the Definitions and the Indenture, the Indenture will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the Definitions. Unless otherwise specified herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Fixed/Floating Interest Rate Swap

Notional Amount:	For the purpose of the initial Calculation Period, the Notional Amount will be equal to the outstanding principal balance of the Class A-4b Notes as of the Closing Date. The Notional Amount for each Calculation Period thereafter shall reset on each Period End Date and will at all times be equal to the outstanding principal balance of the Class A-4b Notes.

With respect to any Period End Date, the outstanding balance of the A-4b Notes will be determined using the Servicer’s Certificate (as defined in Sale and Servicing Agreement) issued with respect to the corresponding Distribution Date (after giving effect to all distributions made on such Distribution Date).

Trade Date:	January 10, 2008

Effective Date:	January 22, 2008

Termination Date:	The earlier of (i) the Distribution Date occurring in February 2013 and (ii) the date on which the Note Balance of the Class A-4b Notes is reduced to zero.

Business Days:	New York

Fixed Rate Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	Monthly on the 15th of each month commencing February 15, 2008, through and including the Termination Date, subject to adjustment with the Following Business Day Convention.

Period End Dates:	Monthly on the 15th of each month commencing February 15, 2008, through and including the Termination Date without adjustment.

Fixed Rate:	3.510% per annum

Fixed Rate Day Count Fraction:	30/360

2	Bank of America, N.A.
Fixed/Floating Rate Confirmation

Floating Rate Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	Monthly on the 15th of each month commencing February 15, 2008, through and including the Termination Date, subject to adjustment with the Following Business Day Convention.

Period End Dates:	Monthly on the 15th of each month commencing February 15, 2008, through and including the Termination Date subject to adjustment with the Following Business Day Convention.

Floating Rate for initial
Calculation Period:	3.93438%

Reset Date:	The first day of each Calculation Period.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Compounding:	Inapplicable

Calculation Agent:	Party A

Account Details:

Payments to Party A:	To be provided in written instructions.

Payments to Party B:	Wells Fargo Bank, N.A. ABA: 121000248 Acct: 0001038377 Acct Name: Wells Fargo Corporate Trust For further credit: Acct# 22700601 CarMax 08-1 Collection Acct

Attn: Debra Kaba 612-316-4359

3	Bank of America, N.A.
Fixed/Floating Rate Confirmation

Additional Provisions:

It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee of Party B, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Party B are made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but are made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on the part of the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation.

[Signature Page Follows]

4	Bank of America, N.A.
Fixed/Floating Rate Confirmation

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

BANK OF AMERICA, N.A.

By:	/s/ Christopher Robison
Name:	Christopher Robison
Title:	Vice President

Accepted and confirmed as of

the date first above written:

CARMAX AUTO OWNER TRUST 2008-1

By: The Bank of New York, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Henry Baez
Name:	Henry Baez
Title:	Assistant Treasurer

Signature Page	Bank of America, N.A.
Fixed/Floating Rate Confirmation